UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2010

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)
11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2010, SYX Distribution Inc. (“SYX Distribution”), a wholly-owned subsidiary of Systemax, Inc. (the “Company”), completed a tax exempt Recovery Zone Facility Bond (SYX Distribution Inc. Project) Series 2010 (the “Bonds”) financing with the Development Authority of Jefferson, Georgia (the “Authority”), in the aggregate principal amount of $15,000,000.  The Bonds were issued by the Authority and purchased by GE Government Finance Inc., and mature on October 1, 2018.  Interest on the Bonds is calculated at the rate of 4.15% per annum and principal and interest payments are due monthly.

The proceeds of the Bonds are to be used to finance or repay the costs of capital equipment purchased by SYX Distribution to be used in the Company’s existing distribution facility, operated by SYX Distribution, located in Jefferson, Georgia.  The purchase and installation of all the equipment is expected to be completed by December 31, 2011.

Pursuant to the transaction, the Company has or will transfer to the Authority for consideration consisting of the Bond proceeds ownership of the equipment to be used at the distribution facility, and the Authority in turn will lease the equipment to SYX Distribution pursuant to a capital equipment lease expiring October 1, 2018 among the Authority, SYX Distribution and GE Government Finance Inc. (the “Lease Agreement”).  Payments on the Bonds will be made to GE Government Finance Inc., as assignee of the Authority, solely from the lease rental amounts to be received from SYX Distribution (as lessee) under the Lease Agreement; the lease rental payments will cover the principal and interest payments due from the Authority to GE Government Finance Inc., as holder of the Bonds.

Under the Lease Agreement, the Company has the right to acquire ownership of the equipment at any time for a purchase price sufficient to pay off all principal and interest on the Bonds, plus $1.00  As a result of the capital lease treatment for this transaction, the leased equipment will be included in property, plant and equipment in the Company’s consolidated balance sheet.

In connection with the Bond financing, GE Government Finance Inc. has placed $15,000,000 in escrow (the “Escrow Fund”); the funds will be released from escrow upon request of SYX Distribution and GE Government Finance Inc. to pay for the purchased equipment being financed.  At such time as the equipment purchase and financing is completed, the balance remaining in escrow will be used to prepay the Bonds in part (and such payments will constitute lease payments under the Lease Agreement).  In addition, the unapplied amounts held in the escrow constitute collateral, for the benefit of GE Government Finance Inc., securing the obligations of SYX Distribution under the Lease Agreement.

The payment obligations of SYX Distribution and the Authority under the Lease Agreement, and the performance obligations of SYX Distribution under the Lease Agreement, are guaranteed by the Company pursuant to the terms of a Corporate Guaranty and Negative Pledge Agreement dated as of September 1, 2010 (the “Guaranty”).  The obligations of SYX Distribution under the Lease Agreement are also secured by a security interest for the benefit of GE Government Finance Inc. in the Escrow Fund and in the equipment financed with the Bond proceeds and leased to SYX Distribution under the Lease Agreement.  Pursuant to the Guaranty, the Company has agreed not to dispose of or encumber its interests in SYX Distribution, other than existing liens under the credit facility described below.

Events of default under the Lease Agreement include, among other things, failure to make lease payments, failure to observe covenants (which failures are not remedied within applicable grace periods), an event of bankruptcy or insolvency, as defined, and defaults under other borrowing agreements of the Company or SYX Distribution.

In connection with entering into this transaction, the Company entered into an amendment of its Credit Agreement, dated October 27, 2005 (as amended), with JP Morgan Chase Bank N.A. and the other lenders party thereto to permit the transactions described above and to modify the collateral securing this loan facility by excluding therefrom the equipment purchased with the Bond proceeds.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is hereby incorporated by reference from Item 1.01 set forth above.

Item 9	Financing Statements and Exhibits.

(c)	Exhibits
Exhibit Number	Description
10.1	Lease Agreement, dated as of September 1, 2010, among Development Authority of Jefferson, Georgia, GE Government Finance Inc. and SYX Distribution Inc

10.2	Corporate Guaranty and Negative Pledge Agreement, dated as of September 1, 2010, among Systemax Inc., Development Authority of Jefferson, Georgia and GE Government Finance Inc.

10.3
Escrow Agreement, dated as of September 1, 2010, among Marshall & Ilsley Trust Company, N.A. (as escrow agent), GE Government Finance Inc., Development Authority of Jefferson, Georgia and SYX Distribution Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Curt Rush
   Name: Curt Rush
   Title:General Counsel and Secretary

Date:  September 24, 2010